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                                                                    Exhibit 99.1

NEWS RELEASE                                                   (VISTEON(R) LOGO)

VISTEON INCREASES SEVEN-YEAR SECURED TERM LOAN BY $200 MILLION

VAN BUREN TOWNSHIP, Nov. 27, 2006 -- Visteon Corporation (NYSE: VC) today announced the successful completion of its efforts to increase its seven-year term loan by $200 million. The seven-year secured term loan, which expires in June 2013, has been increased to $1 billion.

To facilitate this transaction, Visteon amended its credit agreements related to the seven-year secured term loan and a $350 million U.S. asset-based revolving credit facility.

Visteon Corporation is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Kerpen, Germany; the company has more than 170 facilities in 26 countries and employs about 46,000 people.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com

Contact(s):
MEDIA INQUIRIES        INVESTOR INQUIRIES    Visteon Corporation
Jim Fisher             Derek Fiebig          One Village Center Drive
734-710-5557           734-710-5800          Van Buren Twp., Mich., 48111
734-417-6184 mobile    dfiebig@visteon.com
jfishe89@visteon.com